Exhibit 4.7


                               GUARANTEE AGREEMENT

                                     between


                                HSB GROUP, INC.,
                                  as Guarantor


                                       and


                       THE FIRST NATIONAL BANK OF CHICAGO,
                              as Guarantee Trustee


                                   Relating to

                                 HSB Capital II


                           ---------------------------



                          Dated as of December 31, 1997


                           ---------------------------

                               TABLE OF CONTENTS
                                                                      Page


                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.1. Definitions.....................................................  2

                    ARTICLE II

                TRUST INDENTURE ACT

SECTION 2.1. Trust Indenture Act; Application................................  5
SECTION 2.2. List of Holders.................................................  5
SECTION 2.3. Reports by the Guarantee Trustee................................  5
SECTION 2.4. Periodic Reports to the Guarantee Trustee.......................  6
SECTION 2.5. Evidence of Compliance with Conditions Precedent................  6
SECTION 2.6. Events of Default; Waiver.......................................  6
SECTION 2.7. Event of Default; Notice........................................  6
SECTION 2.8. Conflicting Interests...........................................  7


                    ARTICLE III

POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

SECTION 3.1. Powers and Duties of the Guarantee Trustee......................  7
SECTION 3.2. Certain Rights of Guarantee Trustee.............................  8
SECTION 3.3. Compensation; Fees.............................................. 10


                    ARTICLE IV

                 GUARANTEE TRUSTEE

SECTION 4.1. Guarantee Trustee; Eligibility.................................. 11
SECTION 4.2. Appointment, Removal and Resignation of the Guarantee Trustee... 11

                                    ARTICLE V

                                    GUARANTEE

 SECTION 5.1. Guarantee..................................................... 12
 SECTION 5.2. Waiver of Notice and Demand................................... 12
 SECTION 5.3. Obligations Not Affected...................................... 12
 SECTION 5.4. Rights of Holders............................................. 13
 SECTION 5.5. Guarantee of Payment.......................................... 14
 SECTION 5.6. Subrogation................................................... 14
 SECTION 5.7. Independent Obligations....................................... 14


                                   ARTICLE VI

                           COVENANTS AND SUBORDINATION

 SECTION 6.1. Subordination................................................. 14
 SECTION 6.2. Pari Passu Guarantees......................................... 15


                                   ARTICLE VII

                                   TERMINATION

 SECTION 7.1. Termination................................................... 15


                                  ARTICLE VIII

                                  MISCELLANEOUS

 SECTION 8.1. Successors and Assigns........................................ 16
 SECTION 8.2. Amendments.................................................... 16
 SECTION 8.3. Notices....................................................... 16
 SECTION 8.4. Benefit....................................................... 17
 SECTION 8.5. Governing Law................................................. 17
 SECTION 8.6. Counterparts.................................................. 17

         GUARANTEE AGREEMENT, dated as of December 31, 1997, between HSB GROUP, INC., a Connecticut corporation (the "Guarantor"), having its principal office at One State Street, Hartford, Connecticut 06102 and The First National Bank of Chicago, a national banking association, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Capital Securities (as defined herein) of HSB Capital II, a Delaware statutory business trust (the "Issuer Trust").

                           RECITALS OF THE CORPORATION

         WHEREAS, pursuant to a Trust Agreement, dated as of December 31, 1997 (the "Trust Agreement"), among HSB Group, Inc., as Depositor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware Inc. as Delaware Trustee, and the Administrative Trustees named therein, the Issuer Trust is issuing $300,000,000 aggregate Liquidation Amount (as defined in the Trust Agreement) of its Convertible Capital Securities (liquidation amount $1,000 per capital security) (the "Capital Securities"), representing preferred undivided beneficial interests in the assets of the Issuer Trust and having the terms set forth in the Trust Agreement; and

         WHEREAS, the Capital Securities will be issued by the Issuer Trust and the proceeds thereof, together with the proceeds from the issuance of the Issuer Trust's Common Securities (as defined herein), will be used to purchase the Debentures (as defined in the Trust Agreement) of the Guarantor, which Debentures will be deposited with The First National Bank of Chicago, as Property Trustee under the Trust Agreement, as trust assets; and

         WHEREAS, as an incentive for the Holders to purchase Capital Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders of the Capital Securities the Guarantee Payments (as defined herein) on the terms and conditions set forth herein.

         WHEREAS,   the  Guarantor  is  executing  and  delivering  a  guarantee agreement (the "Common Securities Guarantee"), with substantially identical terms to this Guarantee Agreement, for the benefit of the holders of the Common Securities (as defined herein), except that if an Event of Default (as defined in the Declaration) has occurred and is continuing, the rights of holders of the Common Securities to receive Guarantee Payments under the Common Securities Guarantee are subordinated, to the extent and in the manner set forth in the Common Securities Guarantee, to the rights of holders of Capital Securities to receive Guarantee Payments under this Guarantee Agreement.

         NOW, THEREFORE, in consideration of the purchase of Capital Securities by each Holder, which purchase the Guarantor hereby acknowledges will benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time.

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. Definitions.

         For all purposes of this Guarantee Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

         (b) All other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

         (c) The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

         (d) All accounting terms used but not defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles;

         (e) Unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Guarantee Agreement; and

         (f) The words "hereby", "herein", "hereof" and "hereunder" and other words of similar import refer to this Guarantee Agreement as a whole and not to any particular Article, Section or other subdivision.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Board of Directors" means the board of directors of the Guarantor or the Executive Committee of the board of directors of the Guarantor (or any other committee of the board of directors of the Guarantor performing similar functions) or a committee designated by the board of directors of the Guarantor (or such committee), comprised of two or more members of the board of directors of the Guarantor or officers of the Guarantor, or both.

         "Capital Securities" means the capital securities of the Issuer Trust defined in the Trust Agreement referred to in the recitals to this Guarantee Agreement, as modified, amended or supplemented from time to time.

         "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer Trust.

         "Event of Default" means (i) a default by the Guarantor in any of its payment obligations under this Guarantee Agreement or (ii) a default by the Guarantor in any material respect of any other obligation hereunder that remains unremedied for 90 days.

         "Guarantee Agreement" means this Guarantee Agreement, as modified, amended or supplemented from time to time.

         "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Capital Securities, to the extent not paid or made by or on behalf of the Issuer Trust: (i) any accrued and unpaid Distributions required to be paid on the Capital Securities, to the extent the Issuer Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Capital Securities called for redemption, to the extent the Issuer Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary termination, winding up or liquidation of the Issuer Trust (unless the Debentures are distributed to the Holders) the lesser of (a) the Liquidation Distribution (as defined in the Trust Agreement) with respect to the Capital Securities, and (b) the amount of assets of the Issuer Trust remaining available for distribution to Holders on liquidation of the Issuer Trust.

         "Guarantee Trustee" means The First National Bank of Chicago, solely in its capacity as Guarantee Trustee and not in its individual capacity, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement, and thereafter means each such Successor Guarantee Trustee.

     "Guarantor" has the meaning specified in the first paragraph of this Guarantee Agreement.

         "Holder" means any Holder (as defined in the Trust Agreement) of any Capital Securities; provided, however, that in determining whether the holders of the requisite percentage of Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Guarantee Trustee, or any Affiliate of the Guarantor or the Guarantee Trustee.

         "Indenture" means the Indenture, dated as of December 31, 1997, between HSB Group, Inc. and The First National Bank of Chicago, as trustee, as the same may be modified, amended or supplemented from time to time.

         "Issuer Trust" has the meaning specified in the first paragraph of this Guarantee Agreement.

         "List of Holders" has the meaning specified in Section 2.2(a).

         "Majority in Liquidation Amount of the Capital Securities" means, except as provided by the Trust Indenture Act, Capital Securities representing more than 50% of the aggregate Liquidation Amount (as defined in the Trust Agreement) of all Capital Securities then Outstanding (as defined in the Trust Agreement).

         "Officers' Certificate" means a certificate signed by one of the Senior Vice Presidents or Chief Executive Officer or the President or Vice Presidents of the Guarantor, and by the Treasurer, an Assistant Treasurer, the Corporate Secretary or an Assistant Corporate Secretary of the Guarantor, and delivered to the Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

                  (a)  a  statement  by  each  officer   signing  the  Officers'
         Certificate that such officer has read the covenant or condition and the definitions relating thereto;

                  (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officers' Certificate;

                  (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, company, limited liability company, trust, business trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Responsible Officer" means, with respect to the Guarantee Trustee, any Senior Vice President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, any Trust Officer or Assistant Trust Officer or any other officer of the Corporate Trust Department of the Guarantee Trustee and also means, with respect to a particular matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

         "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

         "Trust Agreement" means the Trust Agreement of the Issuer Trust referred to in the recitals to this Guarantee Agreement, as modified, amended or supplemented from time to time.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this Guarantee Agreement was executed; provided, however, that if the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.


                                   ARTICLE II

                               TRUST INDENTURE ACT

         SECTION 2.1. Trust Indenture Act; Application.

         Except as otherwise expressly provided herein, the Trust Indenture Act shall apply as a matter of contract to this Guarantee Agreement for purposes of interpretation, construction and defining the rights and obligations hereunder, and this Guarantee Agreement, the Guarantor and the Guarantee Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Guarantee Agreement were qualified under that Act on the date hereof. Except as otherwise expressly provided herein, if and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

         SECTION 2.2. List of Holders.

         (a) Commencing July 1, 1998, the Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (a) semi-annually, on or before January 1 and July 1 of each year, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders (a "List of Holders") as of a date not more than 15 days prior to the delivery thereof, and
(b) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Guarantor and has not otherwise been received by the Guarantee Trustee in its capacity as such. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

         (b) The Guarantee Trustee shall comply with the requirements of Section 311(a), Section 311(b) and Section 312(b) of the Trust Indenture Act.

         SECTION 2.3. Reports by the Guarantee Trustee.

         Not later than 60 days following May 15 of each year, commencing May 15, 1998, the Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. If this Guarantee Agreement shall have been qualified under the Trust

Indenture Act, the Guarantee  Trustee shall also comply with the requirements of
Section 313(d) of the Trust Indenture Act.

         SECTION 2.4. Periodic Reports to the Guarantee Trustee.

         The Guarantor shall provide to the Guarantee Trustee and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act, in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act, provided that such documents, reports and information shall not be required to be provided to the Securities and Exchange Commission unless this Guarantee Agreement shall have been qualified under the Trust Indenture Act.

         SECTION 2.5. Evidence of Compliance with Conditions Precedent.

         The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer of the Guarantor pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

         SECTION 2.6. Events of Default; Waiver.

         The Holders of at least a Majority in Liquidation Amount of the Capital Securities may, by vote, on behalf of the Holders of all the Capital Securities, waive any past default or Event of Default and its consequences. Upon such waiver, any such default or Event of Default shall cease to exist, and any default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         SECTION 2.7. Event of Default; Notice.

         (a) The Guarantee Trustee shall, within 30 days after the occurrence of an Event of Default known to it, transmit by mail, first class postage prepaid, to the Holders, notice of any such Event of Default, unless such Event of Default has been cured before the giving of such notice, provided that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

         (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of this Guarantee Agreement shall have obtained actual knowledge, of such Event of Default.

         SECTION 2.8. Conflicting Interests.

         The  Trust   Agreement  and  the  Indenture   shall  be  deemed  to  be
specifically  described in this  Guarantee  Agreement for the purposes of clause
(i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                   ARTICLE III

               POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

         SECTION 3.1. Powers and Duties of the Guarantee Trustee.

         (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Guarantee Trustee hereunder. The right, title and interest of the Guarantee Trustee, as such, hereunder shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

         (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.

         (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement (including pursuant to Section 2.1), and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. If an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (i) Prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                           (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement (including pursuant to Section 2.1), and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement (including pursuant to Section 2.1); and

                           (B) in the  absence  of bad  faith on the part of the
                  Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement.

                  (ii) The Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made.

                  (iii) The Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee, under this Guarantee Agreement.

                  (iv) Subject to Sections 3.1(b) and 3.1(d), no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

         SECTION 3.2. Certain Rights of Guarantee Trustee.

         (a) Subject to the provisions of Section 3.1:

                  (i) The Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                  (ii) Any  direction or act of the  Guarantor  contemplated  by
         this  Guarantee  Agreement  shall  be  sufficiently   evidenced  by  an
         Officers' Certificate unless otherwise prescribed herein.

                  (iii) Whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor.

                  (iv) The Guarantee Trustee may consult with legal counsel, and the written advice or opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its or their employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

                  (v) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder unless such Holder shall have provided to the Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that nothing contained in this Section 3.2(a)(v) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement.

                  (vi) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                  (vii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it with due care hereunder.

                  (viii)  Whenever  in  the  administration  of  this  Guarantee
         Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in acting in accordance with such instructions.

         (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

         SECTION 3.3. Compensation; Fees.

         The Guarantor agrees:

                  (a) to pay to the Guarantee Trustee from time to time such reasonable compensation for all services rendered by it hereunder as may be agreed by the Guarantor and the Guarantee Trustee from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

                  (b) except as otherwise expressly provided herein, to reimburse the Guarantee Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Guarantee Trustee in accordance with any provision of this Guarantee Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) the Guarantee Trustee, (ii) any Affiliate of the Guarantee Trustee, and (iii) any officer, director, shareholder, employee, representative or agent of the Guarantee Trustee (referred to herein as an "Indemnified Person"), from and a any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person in connection with this Guarantee Agreement or any act or omission performed or omitted by such Indemnified Person in good faith and in manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Guarantee Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

         The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payments as a result of any amount due to it under this Guarantee Agreement.

         The provisions of this Section 3.3 shall survive the termination of this Guarantee Agreement or the resignation or removal of the Guarantee Trustee.


                                   ARTICLE IV

                                GUARANTEE TRUSTEE

         SECTION 4.1. Guarantee Trustee; Eligibility.

         (a) There shall at all times be a Guarantee Trustee which shall:

                  (i) not be an Affiliate of the Guarantor; and

                  (ii) be a Person that is a national or state chartered bank and eligible pursuant to the Trust Indenture Act to act as such, and that has at the time of such appointment securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization and a combined capital and surplus of at least $50,000,000, and shall be a corporation meeting the requirements of
         Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then, for the purposes of this Section 4.1 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2.

         (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

     SECTION 4.2. Appointment, Removal and Resignation of the Guarantee Trustee.

         (a) Subject to Section 4.2(c), the Guarantee Trustee may be appointed or removed at any time by the Guarantor.

         (b) Subject to Section 4.2(c), the Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by giving written notice thereof to the Holders and the Guarantor and by appointing a successor Guarantee Trustee.

         (c) The Guarantee Trustee appointed hereunder shall hold office until a Successor Guarantee Trustee shall have been appointed and shall have accepted such appointment. No removal or resignation of a Guarantee Trustee shall be effective until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor and, in the case of any resignation, the resigning Guarantee Trustee.

         (d) If the Guarantee Trustee shall resign, be removed or become incapable of acting as Guarantee Trustee and a replacement shall not be appointed prior to such resignation or removal, or if a vacancy shall occur in the office of Guarantee Trustee for any reason, and no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this
Section 4.2 within 60 days after delivery to the Holders and the Guarantor of a notice of resignation, the resigning Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.


                                    ARTICLE V

                                    GUARANTEE

         SECTION 5.1. Guarantee.

         The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer Trust), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer Trust may have or assert, except the defense of payment. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer Trust to pay such amounts to the Holders.

         SECTION 5.2. Waiver of Notice and Demand.

         The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, the Issuer Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

         SECTION 5.3. Obligations Not Affected.

         The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise (other than by Act (as defined in the Trust Agreement) of the Holders), of the performance or observance by the Issuer Trust of any express or implied agreement, covenant, term or condition relating to the Capital Securities to be performed or observed by the Issuer Trust;

                  (b) the extension of time for the payment by the Issuer Trust of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Debentures as provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Capital Securities;

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Capital Securities, or any action on the part of the Issuer Trust granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer Trust or any of the assets of the Issuer Trust;

               (e) any invalidity of, or defect or deficiency in, the Capital Securities;

                  (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                  (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment of the underlying obligation), it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

         SECTION 5.4. Rights of Holders.

         The Guarantor expressly acknowledges that: (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement without first instituting a legal proceeding against the Guarantee Trustee, the Issuer Trust or any other Person.

         SECTION 5.5. Guarantee of Payment.

         This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer Trust) or upon the distribution of Debentures to Holders as provided in the Trust Agreement.

         SECTION 5.6. Subrogation.

         The Guarantor shall be subrogated to all rights (if any) of the Holders against the Issuer Trust in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

         SECTION 5.7. Independent Obligations.

         The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer Trust with respect to the Capital Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections
(a) through (f), inclusive, of Section 5.3 hereof.

                                   ARTICLE VI

                           COVENANTS AND SUBORDINATION

         SECTION 6.1. Subordination.

         The obligations of the Guarantor under this Guarantee Agreement will constitute unsecured obligations of the Guarantor and will rank subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) of the Guarantor to the extent and in the manner set forth in the Indenture with respect to the Debentures, and the provisions of Article XII of the Indenture will apply, mutatis mutandis, to the obligations of the Guarantor hereunder. The obligations of the Guarantor hereunder do not constitute Senior Indebtedness (as defined in the Indenture) of the Guarantor.

         SECTION 6.2. Pari Passu Guarantees.

         The obligations of the Guarantor under this Guarantee Agreement shall rank pari passu with the obligations of the Guarantor under (i) any similar guarantee agreements issued by the Guarantor on behalf of the holders of preferred or capital securities issued by any Issuer Trust (as defined in the Indenture); (ii) the Indenture and the Securities (as defined therein) issued thereunder; and (iii) any other security, guarantee or other agreement or obligation that is expressly stated to rank pari passu with the obligations of the Guarantor under this Guarantee Agreement or with any obligation that ranks pari passu with the obligations of the Guarantor under this Guarantee Agreement.


                                   ARTICLE VII

                                   TERMINATION

         SECTION 7.1. Termination.

         This Guarantee Agreement shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price (as defined in the Trust Agreement) of all Capital Securities, (ii) the distribution of Debentures to the Holders in exchange for all of the Capital Securities, (iii) full payment of the amounts payable in accordance with Article IX of the Trust Agreement upon liquidation of the Issuer Trust or (iv) the distribution of the Guarantor's common stock to the Holders in respect of the conversion of all of the Capital Securities into the Guarantor's common stock. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder is required to repay any sums paid with respect to Capital Securities or this Guarantee Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.1. Successors and Assigns.

         All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Capital Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article VIII of the Indenture and pursuant to which the successor or assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder, and any purported assignment other than in accordance with this provision shall be void.

         SECTION 8.2. Amendments.

         Except with respect to any changes that do not adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a Majority in Liquidation Amount of the Capital Securities. The provisions of Article VI of the Trust Agreement concerning meetings of the Holders shall apply to the giving of such approval.

         SECTION 8.3. Notices.

         (a) Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, by facsimile or first class mail as follows:

         (i) if given to the Guarantor, to the address or facsimile number set forth below or such other address or facsimile number as the Guarantor may give notice to the Guarantee Trustee and the Holders:

                  HSB Group, Inc.
                  One State Street
                  Hartford, Connecticut  06102
                  General Counsel
                  Facsimile: (860) 722-1818

         (ii) if given to the Guarantee Trustee, at the address or facsimile number set forth below or such other address or facsimile number as the Guarantee Trustee may give notice to the Guarantor and the Holders:

                  The First National Bank of Chicago
                  One First National Plaza, Suite #0126
                  Chicago, Illinois  60070-0126
                  Corporate Trust Division
                  Facsimile:  (312) 407-1708

         (iii) if given to any Holder, in the manner set forth in Section 10.8 of the Trust Agreement.

         (b) All notices hereunder shall be deemed to have been given when received in person, by facsimile with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver, provided that any notice given as provided in Section 8.3(a)(iii) shall be deemed to have been given at the time specified in Section 10.8 of the Trust Agreement.


         SECTION 8.4. Benefit.

         This Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Capital Securities.

         SECTION 8.5. Governing Law.

         THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

         SECTION 8.6. Counterparts.

         This Guarantee Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Guarantee Agreement to be duly executed, and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.


                              HSB GROUP, INC.


                                  By:     /s/ Saul L. Basch
                                  Name:       Saul L. Basch
                                  Title:      Senior Vice President, Treasurer
                                              and Chief Financial Officer


                              THE FIRST NATIONAL BANK OF CHICAGO,
                              as Guarantee Trustee


                                  By:        /s/ Melissa G. Weisman
                                  Name:      Melissa G. Weisman
                                  Title:     Vice President

0151329.03-01S7a